CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the use of our name and our report dated January 19, 2009, in this Form 10-K, incorporated by reference into Kinder Morgan Energy Partners, L.P.'s previously filed Registration Statement File Nos. 333-122424, 333-25995, 333-62155, 333-33726, 333-54616, 333-60912-01, 333-55866-01, 333-91316-01, 333-102961, 333-102962-01 333-124471, 333-141491, 333-142584, 333-153598, and 333-156783-02 on Form S 3, and 333-122168 and 333-56343 on Form S-8.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

February 16, 2009